Press Release
For Further Information Contact:

INVESTORS:                                                                                                 MEDIA:
Kevin Twomey                                                                                                Karen Rugen
717-731-6540                                                                                                717-730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID ANNOUNCES THIRD QUARTER RESULTS

•	Reports Third Quarter Loss of $.12 Per Diluted Share Compared to a Loss of $.01 Per Diluted Share in Prior Year

•	Reports Third Quarter Adjusted EBITDA of $232.3 Million Compared to Adjusted EBITDA of $160.8 Million in Prior Year

•	Revises Fiscal 2008 Guidance

CAMP HILL, PA, December 20, 2007 - Rite Aid Corporation (NYSE: RAD) today announced financial results for its third quarter ended December 1, 2007.  Other than same-store comparisons, results for the third quarter reflect the acquisition of the Brooks Eckerd stores and distribution centers acquired June 4, 2007.

Revenues for the 13-week third quarter were $6.52 billion versus revenues of $4.32 billion in the prior year third quarter.  Revenues increased 51.0 percent.

Same store sales increased 0.7 percent during the third quarter as compared to the year-ago like period, consisting of a 1.2 percent pharmacy same store sales increase and a 0.4 percent decrease in front-end same store sales.  The number of prescriptions filled in same stores increased 0.2 percent. (The acquired Brooks Eckerd stores are excluded from the same store sales and prescription count calculations.)  Prescription sales accounted for 68.3 percent of total sales, and third party prescription sales represented 96.0 percent of pharmacy sales.

Net loss for the quarter was $84.8 million or $.12 per diluted share compared to last year’s third quarter net income of $1.1 million but a loss of $.01 per diluted share because of the negative impact of preferred stock dividends. An increase in adjusted EBITDA of $71.5 million and an increase in the income tax benefit of $53.6 million were exceeded by the increase in expenses resulting from the Brooks Eckerd acquisition including an increase in depreciation and amortization expense of $69.7 million, additional interest expense of 62.1 million, integration expense of $53.3 million and an increase in store closing and impairment charge of $16.7 million.

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Rite Aid FY'08 Q3 Press Release - page 2

Adjusted EBITDA (which is reconciled to net loss on the attached table) was $232.3 million or 3.6 percent of revenues for the third quarter compared to $160.8 million or 3.7 percent of revenues for last year’s third quarter.  The $71.5 million increase in adjusted EBITDA was due to the increase in revenues, which came primarily from acquired Brooks Eckerd stores, along with an improvement in gross margin rate. Excluding occupancy expenses related to the company’s new and relocated store program, expenses as a percent of revenues were lower.

“Pharmacy same store sales increases remained steady throughout the quarter, gross margin rate improved and our team once again did a good job of controlling expenses. But even though our front end sales started to turn positive in November, we are disappointed with our results,” said Mary Sammons, Rite Aid chairman, president and CEO. “Like the rest of the industry, our business has been negatively impacted by a slow start to the cough, cold and flu season and a more cautious consumer.

“On the positive side, we’re pleased with our progress on the Brooks Eckerd integration and continue to expect all of the acquired stores to be converted and integrated into Rite Aid by fall of next year,” Sammons said.  “Our new and relocated store development is also on track for the year.”

In the third quarter, the company opened 12 new stores, relocated 21 stores and closed or sold 64 stores which were primarily related to combining acquired stores in close proximity to existing stores.  Stores in operation at the end of the quarter totaled 5,089.

Company Lowers Guidance for Fiscal 2008

Based on current trends, Rite Aid said that it is lowering its fiscal 2008 guidance for sales, net loss and adjusted EBITDA.  The company said it expects sales to be between $24.3 billion and $24.6 billion, with same store sales improving 1.0 percent to 2.0 percent as compared to previous guidance of $24.5 billion and $25.1 billion, with same store sales improving 1.3 percent to 3.3 percent.  Net loss for fiscal 2008, including nine months of acquisition-related cost savings of approximately $200 million, is expected to be between $161 million and $192 million or between $.27 and $.31 loss per diluted share as compared to previous guidance of net loss between $78 million and $161 million or a loss per diluted share of $.15 to $.27.  Adjusted EBITDA (which is reconciled to net loss on the attached table) is expected to be between $950 million and $1.0 billion as compared to previous guidance of between $1.0 billion and $1.1 billion. Capital expenditures, including integration capital expenditures but excluding proceeds from sale and leaseback transactions, are expected to be between $790 million to $820 million as compared to $825 million to $875 million.  Proceeds from sale and leaseback transactions are expected to be approximately $85 million as compared to $100 million.

“We are lowering our fiscal 2008 guidance because the cough, cold and flu season continues to be weaker than last year and we are seeing slower holiday sales than expected so far,” Sammons said. “Our team is focused on our critical priorities of increasing both front end and pharmacy sales, containing costs, investing in the store base through our new and relocated store program and improving customer satisfaction. We believe these initiatives will deliver shareholder value long-term and are designed to strengthen our market share and competitive positioning.  We remain very excited about our integration of the Brooks Eckerd acquisition and are as confident as ever of our ability to capture the cost-savings synergies, which we continue to expect to be $200 million in fiscal 2008 and $300 million in fiscal 2009,” she said.

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Rite Aid FY'08 Q3 Press Release - page 3

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid's management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com.  A playback of the call will be available on both sites starting at 12 p.m. Eastern Time today.  A playback of the call will also be available by telephone for 48 hours beginning at 12 p.m. Eastern Time today until 12 p.m. Eastern Time on December 22.  The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the eight-digit reservation number 27298447.

Rite Aid Corporation is one of the nation’s leading drugstore chains with approximately 5,100 stores in 31 states and the District of Columbia.  Information about Rite Aid, including corporate background and press releases, is available through the company’s website at www.riteaid.com.

This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.  Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements, our ability to improve the operating performance of our  stores  in accordance with our long term strategy, our ability to realize the benefits of the Brooks Eckerd acquisition, our ability to hire and retain pharmacists and other store personnel, the efforts of private and public third-party payors to reduce prescription drug reimbursements and encourage mail order, competitive pricing pressures, continued consolidation of the drugstore industry, changes in state or federal legislation or regulations, the outcome of lawsuits and governmental investigations, general economic conditions and inflation, interest rate movements and  access to capital.  Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties.  Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.  Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

See the attached table or the 8-K furnished to the Securities and Exchange Commission on December 20, 2007 for definition, purpose and reconciliation of a non-GAAP financial measure referred to herein to the most comparable GAAP financial measure.

###

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	December 1, 2007	March 3, 2007
ASSETS
Current assets:
Cash and cash equivalents	$ 173,642	$ 106,148
Accounts receivable, net	731,803	374,493
Inventories, net	4,270,255	2,335,679
Prepaid expenses and other current assets	163,146	136,668
Total current assets	5,338,846	2,952,988
Property, plant and equipment, net	2,892,242	1,743,104
Goodwill	1,589,459	656,037
Other intangibles, net	1,231,586	178,220
Deferred tax assets	1,262,241	1,380,942
Other assets	236,466	179,733
Total assets	$ 12,550,840	$ 7,091,024

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$ 29,997	$ 16,184
Accounts payable	1,542,509	902,807
Accrued salaries, wages and other current liabilities	1,160,299	670,934
Total current liabilities	2,732,805	1,589,925
Long-term debt, less current maturities	5,919,892	2,909,983
Lease financing obligations, less current maturities	153,327	174,121
Other noncurrent liabilities	1,083,772	754,149
Total liabilities	9,889,796	5,428,178

Commitments and contingencies	-	-
Stockholders' equity:
Preferred stock - Series E	120,000	120,000
Preferred stock - Series G	136,858	129,917
Preferred stock - Series H	133,204	127,385
Preferred stock - Series I	116,415	116,415
Common stock	795,352	536,686
Additional paid-in capital	3,967,116	3,118,299
Accumulated deficit	(2,585,096)	(2,462,197)
Accumulated other comprehensive loss	(22,805)	(23,659)
Total stockholders' equity	2,661,044	1,662,846
Total liabilities and stockholders' equity	$ 12,550,840	$ 7,091,024

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen Weeks ended December 1, 2007	Thirteen Weeks ended December 2, 2006
Revenues	$ 6,523,544	$ 4,320,208
Costs and expenses:
Cost of goods sold	4,772,895	3,166,165
Selling, general and administrative expenses	1,738,926	1,079,509
Store closing and impairment charges	21,836	5,119
Interest expense	130,306	68,184
Gain on sale of assets and investments, net	(2,105)	(48)

	6,661,858	4,318,929

(Loss) income before income taxes	(138,314)	1,279

Income tax (benefit) expense	(53,468)	175

Net (loss) income	$ (84,846)	$ 1,104

Basic and diluted loss per share:

Numerator for loss per share:
Net (loss) income	$ (84,846)	$ 1,104
Accretion of redeemable preferred stock	(26)	(26)
Cumulative preferred stock dividends	(8,168)	(7,897)
Loss attributable to common stockholders - basic and diluted	$ (93,040)	$ (6,819)

Denominator:
Basic and diluted weighted average shares	785,512	524,556

Basic and diluted loss per share	$ (0.12)	$ (0.01)

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirty-nine Weeks ended December 1, 2007	Thirty-nine Weeks ended December 2, 2006
Revenues	$ 17,580,559	$ 12,945,650
Costs and expenses:
Cost of goods sold	12,810,905	9,456,572
Selling, general and administrative expenses	4,617,594	3,247,208
Store closing and impairment charges	42,453	24,153
Interest expense	322,281	205,703
Acquisition related financing commitment charge	12,900	-
Gain on sale of assets and investments, net	(4,684)	(1,403)

	17,801,449	12,932,233

(Loss) income before income taxes	(220,890)	13,417

Income tax (benefit) expense	(94,080)	1,688

Net (loss) income	$ (126,810)	$ 11,729

Basic and diluted loss per share:

Numerator for loss per share:
Net (loss) income	$ (126,810)	$ 11,729
Accretion of redeemable preferred stock	(77)	(77)
Cumulative preferred stock dividends	(24,295)	(23,494)
Preferred stock beneficial conversion	(556)	-
Loss attributable to common stockholders - basic and diluted	$ (151,738)	$ (11,842)

Denominator:

Basic and diluted weighted average shares	699,453	523,465

Basic and diluted loss per share	$ (0.22)	$ (0.02)

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA
(In thousands)

	Thirteen Weeks ended December 1, 2007	Thirteen Weeks ended December 2, 2006

Reconciliation of net (loss) income to adjusted EBITDA:
Net (loss) income	$ (84,846)	$ 1,104
Adjustments:
Interest expense	130,306	68,184
Recurring income tax (benefit) expense	(53,468)	175
Depreciation and amortization	137,530	67,808
LIFO charges (a)	16,041	8,946
Store closing and impairment charges	21,836	5,119
Stock-based compensation expense	9,044	7,245
Gain on sale of assets and investments, net	(2,105)	(48)
Litigation settlements, net (b)	-	(1,294)
Legal and accounting expenses (c)	213	448
Incremental acquisition costs (d)	53,298	687
Closed store liquidation expense (e)	2,897	1,540
Other	1,531	849
Adjusted EBITDA	$ 232,277	$ 160,763
Percent of revenues	3.56%	3.72%

Notes:

(a)	Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

(b) Represents net impact of non-recurring litigation.

(c)	Charges consist primarily of fees paid for legal services related to defending against litigation related
	to prior management's business practices and to defend prior management.

(d)	Represents incremental costs related to the acquisition of Jean Coutu, USA.

(e)	Represents costs to liquidate inventory at stores that are in the process of closing.

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA
(In thousands)

	Thirty-nine Weeks ended December 1, 2007	Thirty-nine Weeks ended December 2, 2006

Reconciliation of net (loss) income to adjusted EBITDA:
Net (loss) income	$ (126,810)	$ 11,729
Adjustments:
Interest expense	322,281	205,703
Recurring income tax (benefit) expense	(94,080)	1,688
Depreciation and amortization	337,941	201,228
LIFO charges (a)	41,373	26,838
Store closing and impairment charges	42,453	24,153
Stock-based compensation expense	27,618	15,851
Gain on sale of assets and investments, net	(4,684)	(1,403)
Acquisition related financing commitment charge (b)	12,900	-
Litigation settlements, net (c)	-	(1,294)
Legal and accounting expenses (d)	456	750
Incremental acquisition costs (e)	116,564	742
Closed store liquidation expense (f)	7,296	7,171
Other	3,259	2,721
Adjusted EBITDA	$ 686,567	$ 495,877
Percent of revenues	3.91%	3.83%

Notes:

(a)	Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

(b)	Represents a charge for financing commitments related to the acquisition of Jean Coutu, USA.

(c) Represents net impact of non-recurring litigation.

(d)	Charges consist primarily of fees paid for legal services related to defending against litigation related
	to prior management's business practices and to defend prior management.

(e)	Represents incremental costs related to the acquisition of Jean Coutu, USA.

(f)	Represents costs to liquidate inventory at stores that are in the process of closing.

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Thirteen Weeks ended December 1, 2007	Thirteen Weeks ended December 2, 2006

OPERATING ACTIVITIES:
Net (loss) income	$ (84,846)	$ 1,104
Adjustments to reconcile to net cash (used in) provided by operating activities:
Depreciation and amortization	137,530	67,808
Store closing and impairment charges	21,836	5,119
LIFO charges	16,041	8,946
Gain on sale of assets and investments, net	(2,105)	(48)
Stock-based compensation expense	9,044	7,245
Changes in deferred taxes	(50,870)	1,068
Changes in operating assets and liabilities:
Net proceeds from accounts receivable securitization	110,000	45,000
Accounts receivable	(48,546)	(14,165)
Inventories	(305,109)	(53,074)
Prepaid expenses and other current assets	(4,280)	(2,016)
Other assets	6,755	(9,142)
Income taxes receivable/payable	(3,543)	(1,255)
Accounts payable	(115,161)	(22,539)
Other liabilities	36,527	10,754
Net cash (used in) provided by operating activities	(276,727)	44,805
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(198,745)	(86,814)
Intangible assets acquired	(11,027)	(6,032)
Acquisition of Jean Coutu, USA, net of cash acquired	50,024	-
Proceeds from sale-leaseback transactions	10,207	202
Proceeds from dispositions of assets and investments	10,458	2,548
Net cash used in investing activities	(139,083)	(90,096)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	-	145,000
Net proceeds from revolver	405,000	340,000
Principal payments on long-term debt	(3,710)	(394,715)
Change in zero balance cash accounts	20,441	10,517
Net proceeds from the issuance of common stock	874	1,795
Payments for preferred stock dividends	(3,845)	(3,845)
Excess tax deduction on stock options	360	323
Financing costs paid	-	(2,019)
Net cash provided by financing activities	419,120	97,056
Increase in cash and cash equivalents	3,310	51,765
Cash and cash equivalents, beginning of period	170,332	96,632
Cash and cash equivalents, end of period	$ 173,642	$ 148,397

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Thirty-nine Weeks ended December 1, 2007	Thirty-nine Weeks ended December 2, 2006

OPERATING ACTIVITIES:
Net (loss) income	$ (126,810)	$ 11,729
Adjustments to reconcile to net cash (used in) provided by operating activities:
Depreciation and amortization	337,941	201,228
Store closing and impairment charges	42,453	24,153
LIFO charges	41,373	26,838
Gain on sale of assets and investments, net	(4,684)	(1,403)
Stock-based compensation expense	27,618	15,851
Acquisition related financing commitment charge	12,900	-
Changes in deferred taxes	(89,872)	5,302
Proceeds from insured loss	8,550	-
Changes in operating assets and liabilities:
Net proceeds from accounts receivable securitization	50,000	40,000
Proceeds from sale of inventory	8,156	-
Accounts receivable	8,044	(6,872)
Inventories	(561,144)	(153,850)
Prepaid expenses and other current assets	(6,083)	(687)
Other assets	6,337	(7,652)
Income taxes receivable/payable	(15,061)	(7,279)
Accounts payable	(39,837)	54,343
Other liabilities	70,044	(18,956)
Net cash (used in) provided by operating activities	(230,075)	182,745
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(478,431)	(224,008)
Intangible assets acquired	(40,737)	(23,813)
Acquisition of Jean Coutu, USA, net of cash acquired	(2,306,554)	-
Proceeds from sale-leaseback transactions	20,757	31,682
Proceeds from dispositions of assets and investments	23,566	7,714
Proceeds from insured loss	5,950	-
Net cash used in investing activities	(2,775,449)	(208,425)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	2,306,005	145,000
Net proceeds from revolver	708,000	341,000
Proceeds from financing secured by owned property	-	11,072
Principal payments on long-term debt	(10,919)	(399,885)
Change in zero balance cash accounts	121,058	9,642
Net proceeds from the issuance of common stock	12,722	4,301
Payments for preferred stock dividends	(11,535)	(11,535)
Excess tax deduction on stock options	5,882	434
Financing costs paid	(58,195)	(2,019)
Net cash provided by financing activities	3,073,018	98,010
Increase in cash and cash equivalents	67,494	72,330
Cash and cash equivalents, beginning of period	106,148	76,067
Cash and cash equivalents, end of period	$ 173,642	$ 148,397

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE
YEAR ENDING MARCH 1, 2008
(In thousands, except per share amounts)

	Guidance Range
	Low	High

Reconciliation of net loss to adjusted EBITDA:

Net loss	$ (192,000)	$ (161,000)
Adjustments:
Interest expense	455,000	455,000
Income tax benefit, net	(114,600)	(95,600)
Depreciation and amortization	480,000	480,000
LIFO charge	60,000	60,000
Store closing, liquidation, and impairment charges	70,000	70,000
Non recurring Brooks-Eckerd integration expenses	145,000	145,000
Acquisition related financing commitment charge	12,900	12,900
Stock-based compensation expense	35,000	35,000
Other	(1,300)	(1,300)
Adjusted EBITDA	$ 950,000	$ 1,000,000

Diluted loss per share	$ (0.31)	$ (0.27)